SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

CCO HOLDINGS, LLC
CCO HOLDINGS CAPITAL CORP.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593 333-112593-01	86-1067239 20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2005, CC V Holdings, LLC (formerly known as Avalon Cable LLC), a subsidiary of the registrant, completed the redemption of the $113 million of 11.875% Senior Discount Notes due 2008, (the Notes) at 103.958% of principal amount, plus accrued and unpaid interest to the date of redemption. CC V Holdings, LLC redeemed the Notes to comply with the Amended and Restated Credit Agreement of Charter Communications Operating, LLC, also a subsidiary of the registrant (Charter Operating). The total cost of redemption was approximately $122 million which was paid from borrowings under the Charter Operating credit facilities. The press release is attached hereto as Exhbit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release dated as of March 15, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on March 15, 2005 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCO HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 15, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

CCO HOLDINGS CAPITAL CORP.
Registrant

Dated: March 15, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated as of March 15, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on March 15, 2005 (File No. 000-27927)).